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                                                                    EXHIBIT 99.2



FOR IMMEDIATE RELEASE
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      KEYSTONE PROPERTY TRUST TO REPURCHASE CONVERTIBLE PREFERRED SHARES


WEST CONSHOHOCKEN, PENNSYLVANIA, SEPTEMBER 9, 2002 - Keystone Property Trust (NYSE: KTR) (the "Company" or "Keystone") announced today that it has used a portion of the proceeds from its sale of 2.0 million common shares to repurchase 800,000 Series A Convertible Preferred Shares and 200,000 Series C Convertible Preferred Shares. The Company will use the remaining proceeds to redeem 300,000 Series B Convertible Preferred Units of its operating partnership, Keystone Operating Partnership, L.P. The redemption is scheduled to close on September 20, 2002.

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 122 industrial and office properties aggregating 23 million square feet in the Eastern United States. Keystone's industrial portfolio contains 21 million square feet of big box distribution assets, with more than 15 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Aleathia M. Hoster at (212) 527-9900, send email to INFO@KEYSTONEPROPERTY.COM or visit the Company website at WWW.KEYSTONEPROPERTY.COM


THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

CONTACT:   Aleathia M. Hoster of Keystone Property Trust (Phone:
212-527-9900)






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          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com